Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2025
AND DECLARES INCREASED DIVIDEND OF $0.12 PER SHARE

Oklahoma City, Oklahoma, August 6, 2025 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three and six-month periods ended June 30, 2025.
Recent Highlights
•On August 5, 2025, the Board declared a $0.12 per share dividend, an increase of 9%, of the Company’s common stock, payable on September 29, 2025 to shareholders of record on September 22, 2025. Shareholders may elect to receive cash or additional shares of common stock through the Company's newly authorized Dividend Reinvestment Plan
•As of June 30, 2025, the Company had $104.2 million of cash and cash equivalents, including restricted cash
•Production averaged 17.8 MBoe per day during the second quarter, an increase of 19% on a Boe basis versus the same period in 2024. Oil production increased 46% and total revenues increased 33% during the quarter versus the same period in 2024, driven by production from our Cherokee acquisition and operated development program
•During the quarter, the first well of the Company's ongoing one-rig Cherokee development program was turned to sales with a peak 30-day initial production ("IP") rate of approximately 2,300 gross Boe per day (~49% oil)
•Second quarter net income of $19.6 million, or $0.53 per basic share. Adjusted net income(1) of $12.2 million, or $0.33 per basic share
•Adjusted EBITDA(1) of $22.8 million for the three-month period ended June 30, 2025
•Adjusted G&A(1) of $2.4 million, or $1.48 per Boe for the three-month period ended June 30, 2025, a 20% reduction on a Boe basis from the same period in 2024
Financial Results & Update
Profitability

Dollars in thousands (except per share data)	2Q25	1Q25	Change vs 1Q25	2Q24	Change vs 2Q24
Net income	$19,558	$13,049	$6,509	$8,794	$10,764
Net Income per share	$0.53	$0.35	$0.18	$0.24	$0.29
Net cash provided by operating activities	$22,850	$20,331	$2,519	$11,412	$11,438
Adjusted net income(1)	$12,236	$14,534	$(2,298)	$6,353	$5,883
Adjusted net income per share(1)	$0.33	$0.39	$(0.06)	$0.17	$0.16
Adjusted operating cash flow(1)	$25,561	$26,346	$(785)	$15,384	$10,177
Adjusted EBITDA(1)	$22,822	$25,491	$(2,669)	$12,934	$9,888
Free cash flow(1)	$9,813	$13,595	$(3,782)	$8,967	$846

Operational Results & Update
Production, Revenue & Realized Prices

	2Q25	1Q25	Change vs 1Q25	2Q24	Change vs 2Q24
Production
MBoe	1,619	1,607	12	1,363	256
MBoed	17.8	17.9	(0.1)	15.0	2.8
Oil as percentage of production	17%	17%	—%	14%	3%
Natural gas as percentage of production	49%	49%	—%	54%	(5)%
NGLs as percentage of production	34%	34%	—%	32%	2%

Revenues
Oil, natural gas and NGL revenues	$34,531	$42,604	$(8,073)	$25,977	$8,554
Oil as percentage of revenues	49%	44%	5%	57%	(8)%
Natural gas as percentage of revenues	25%	30%	(5)%	11%	14%
NGLs as percentage of revenues	26%	26%	—%	32%	(6)%

Realized Prices
Realized oil price per barrel	$62.80	$69.88	$(7.08)	$79.54	$(16.74)
Realized natural gas price per Mcf	$1.82	$2.69	$(0.87)	$0.66	$1.16
Realized NGL price per barrel	$16.10	$20.07	$(3.97)	$18.99	$(2.89)
Realized price per Boe	$21.33	$26.51	$(5.18)	$19.06	$2.27
Production, Revenues and Realized Prices
Boe and oil production for the second quarter increased by approximately 19% and 46%, respectively, versus the same period in 2024, contributing to increased revenues year-over-year. Second quarter production levels were relatively flat versus the first quarter of 2025 with production from the first well in the Company's operated drilling program only contributing to a portion of second quarter volumes. While revenues and realized prices were improved in the first half of 2025 versus the first half of 2024, reductions in West Texas Intermediate ("WTI") and Henry Hub ("HH") benchmarks throughout the first half of 2025 resulted in lower commodity realizations and revenues quarter-over-quarter.
Operating Costs
During the second quarter and first half of 2025, lease operating expense ("LOE") was $6.6 million and $17.5 million or $4.05 and $5.42 per Boe, respectively. Lease operating expenses improved versus the second quarter in 2024 primarily due to a $2.1 million one-time non-cash adjustment of an operating accrual dating back to the Company's emergence from Bankruptcy, as well as continued efficient operations and increased sales volumes associated with our Cherokee acquisition in 2024 and ongoing development program. The Company continues to focus on its operating costs and on safely maximizing the value of its asset base through prudent expenditure programs, cost management efforts, and continuous pursuit of efficiency in the field.

Liquidity & Capital Structure
As of June 30, 2025, the Company had $104.2 million of cash and cash equivalents, including restricted cash, deposited with multiple, well-capitalized financial institutions. The Company has no outstanding term or revolving debt obligations.
Dividend Program

Dollars in thousands	Total	2Q25	1Q25	2024	2023
Special dividends(2)	$130,206	$—	$—	$55,868	$74,338
Quarterly dividends(2)	$32,009	$4,066	$4,077	$16,426	$7,440
Total dividends(2)	$162,215	$4,066	$4,077	$72,294	$81,778

	Total	2Q25	1Q25	2024	2023
Special dividends per share	$3.50	$—	$—	$1.50	$2.00
Quarterly dividends per share	$0.86	$0.11	$0.11	$0.44	$0.20
Total dividends per share	$4.36	$0.11	$0.11	$1.94	$2.20
On August 5, 2025, the Board declared a $0.12 per share dividend, an increase of 9%, of the Company’s common stock, payable on September 29, 2025 to shareholders of record on September 22, 2025. Shareholders may elect to receive cash or additional shares of common stock through the Company's newly authorized Dividend Reinvestment Plan.
Share Repurchases
The Company continues to opportunistically repurchase shares under its 10b5-1 program. During the six months ended June 30, 2025, the Company repurchased 0.5 million shares for $6.0 million at an average price of $10.89 per share. Of the $75 million repurchase authorization, $69 million remained outstanding.
Outlook
We remain committed to growing the value of our asset base in a safe, responsible and efficient manner, while prudently allocating capital to high-return, growth projects. Currently, these projects include: (1) One-rig development in the Cherokee Shale Play (2) Evaluation of accretive merger and acquisition opportunities, with consideration of our strong balance sheet and commitment to our capital return program (3) Production Optimization program through artificial lift conversions to more efficient and cost-effective systems and high-graded recompletions and (4) A leasing program that will bolster future development and extend development in our Cherokee assets. Our leaseholds are approximately 95% held by production, which cost-effectively maintains our development option over a reasonable tenor. We will continue to monitor forward-looking commodity prices, project results, costs, impacts of tariffs and other factors that could influence returns and cash flows, and will adjust our program accordingly, to include curtailment of capital activity and wells, if needed, or conversely, well reactivations in higher commodity price environments. These and other factors, including reasonable reinvestment rates, maintaining our cash flows and prioritizing our regular-way dividend, will continue to shape our development decisions for the remainder of the year and beyond.

Environmental, Social, & Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment to harvesting the Company's resources in a safe and environmentally conscious manner, to include no routine flaring of produced natural gas, transporting nearly all of our produced water via pipeline instead of truck, and powering nearly all our well sites with electricity, mitigating the need for less efficient power sources. Via a 24-hour manned operations center and dedicated personnel trained in the use of infrared leak detection and other specialized equipment, the Company continually monitors our asset base for potential emissions and continually works to optimize efficiency through initiatives such as proactive artificial lift upgrades that reduce SandRidge's electric power consumption. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce with a demonstrable safety track record integral to our culture. The Company has personnel dedicated to the close monitoring of our safety standards and daily operations.
Conference Call Information
The Company will host a conference call to discuss these results on Thursday, August 7, 2025 at 1:00 pm CT. The conference call can be accessed by registering online in advance at https://registrations.events/direct/Q4I231503.6267774588438875e+24 at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration. The Company's latest presentation is available on the Company's website at investors.sandridgeenergy.com.
A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for at least 30 days.
Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	Includes dividends payable on unvested restricted stock awards.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Production - Total
Oil (MBbl)	270	185	540	393
Natural Gas (MMcf)	4,801	4,443	9,520	9,250
NGL (MBbl)	548	437	1,099	804
Oil equivalent (MBoe)	1,619	1,363	3,226	2,739
Daily production (MBoed)	17.8	15.0	17.8	15.0

Average price per unit
Realized oil price per barrel - as reported	$62.80	$79.54	$66.34	$77.18
Realized impact of derivatives per barrel	1.33	—	0.68	—
Net realized price per barrel	$64.13	$79.54	$67.02	$77.18

Realized natural gas price per Mcf - as reported	$1.82	$0.66	$2.25	$0.97
Realized impact of derivatives per Mcf	0.23	—	0.11	—
Net realized price per Mcf	$2.05	$0.66	$2.36	$0.97

Realized NGL price per barrel - as reported	$16.10	$18.99	$18.09	$21.11
Realized impact of derivatives per barrel	0.08	—	(0.12)	—
Net realized price per barrel	$16.18	$18.99	$17.97	$21.11

Realized price per Boe - as reported	$21.33	$19.06	$23.91	$20.54
Net realized price per Boe - including impact of derivatives	$22.25	$19.06	$24.32	$20.54

Average cost per Boe
Lease operating	$4.05	$6.41	$5.42	$7.17
Production, ad valorem, and other taxes	$1.33	$1.35	$1.63	$1.36
Depletion (1)	$5.12	$3.19	$5.18	$3.08

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.53	$0.24	$0.88	$0.54
Diluted	$0.53	$0.24	$0.88	$0.54

Adjusted net income per share available to common stockholders
Basic	$0.33	$0.17	$0.73	$0.40
Diluted	$0.33	$0.17	$0.73	$0.40

Weighted average number of shares outstanding (in thousands)
Basic	36,661	37,083	36,850	37,063
Diluted	36,677	37,158	36,884	37,108

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the six months ended June 30, 2025 (unaudited):

Six Months Ended
June 30, 2025
(In thousands)

Drilling, completion, and capital workovers	$24,533
Leasehold and geophysical	3,151
Capital expenditures (on an accrual basis)	$27,684
(excluding acquisitions and plugging and abandonment)

Derivatives
The below details the Company's hedging positions as of June 30, 2025:

	Period	Index	Daily Volume	Weighted Average Price
Oil (Bbl)
Fixed Price Swaps
	July 2025 - December 2025	NYMEX WTI	500	$71.60
	January 2026 - June 2026	NYMEX WTI	300	$68.67
Producer Costless Collars
	July 2025 - December 2025	NYMEX WTI	675	$61.57 Put / $78.02 Call
Natural Gas (MMBtu)
Fixed Price Swaps
	July 2025 - December 2025	NYMEX Henry Hub	8,500	$4.17
	January 2026 - December 2026	NYMEX Henry Hub	4,500	$4.09
Producer Costless Collars
	July 2025 - December 2025	NYMEX Henry Hub	20,500	$3.79 Put / $7.08Call
	January 2026 - December 2026	NYMEX Henry Hub	4,500	$3.35 Put / $5.35 Call
NGL (Bbl)
Fixed Price Swaps
	July 2025 - December 2025	Mont Belvieu OPIS - C3+(1)	300	$39.69
	July 2025 - December 2025	Mont Belvieu OPIS - Ethane(2)	325	$11.76
____________________
(1)    Excludes ethane
(2)    Ethane only

Capitalization
The Company’s capital structure as of June 30, 2025 and December 31, 2024 is presented below:

	June 30, 2025	December 31, 2024

	(In thousands)
Cash, cash equivalents and restricted cash	$104,199	$99,511

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	987,484	1,000,455
Accumulated deficit	(507,354)	(539,961)
Total SandRidge Energy, Inc. stockholders’ equity	480,167	460,531

Total capitalization	$480,167	$460,531

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Oil, natural gas and NGL	$34,531	$25,977	$77,135	$56,260
Total revenues	34,531	25,977	77,135	56,260
Expenses
Lease operating expenses	6,556	8,738	17,473	19,630
Production, ad valorem, and other taxes	2,158	1,841	5,257	3,737
Depreciation and depletion — oil and natural gas	8,290	4,350	16,706	8,426
Depreciation and amortization — other	1,612	1,664	3,215	3,342
General and administrative	3,028	3,050	6,881	6,382
Restructuring expenses	412	81	452	81
(Gain) loss on derivative contracts	(6,059)	—	(3,572)	—
Other operating (income) expense, net	—	33	—	24
Total expenses	15,997	19,757	46,412	41,622
Income from operations	18,534	6,220	30,723	14,638
Other income (expense)
Interest income (expense), net	1,027	2,491	1,887	5,189
Other income (expense), net	(3)	83	(3)	92
Total other income (expense)	1,024	2,574	1,884	5,281
Income (loss) before income taxes	19,558	8,794	32,607	19,919
Income tax (benefit) expense	—	—	—	—
Net income (loss)	$19,558	$8,794	$32,607	$19,919
Net income (loss) per share
Basic	$0.53	$0.24	$0.88	$0.54
Diluted	$0.53	$0.24	$0.88	$0.54
Weighted average number of common shares outstanding
Basic	36,661	37,083	36,850	37,063
Diluted	36,677	37,158	36,884	37,108

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$102,816	$98,128
Restricted cash	1,383	1,383
Accounts receivable, net	23,574	23,878
Derivative contracts	2,964	114
Prepaid expenses	3,410	3,370
Other current assets	1,960	780
Total current assets	136,107	127,653
Oil and natural gas properties, using full cost method of accounting
Proved	1,712,530	1,689,807
Unproved	29,916	23,504
Less: accumulated depreciation, depletion and impairment	(1,429,357)	(1,415,110)
	313,089	298,201
Other property, plant and equipment, net	78,266	80,689
Derivative contracts	—	86
Other assets	2,010	2,081
Deferred tax assets, net of valuation allowance	72,801	72,801
Total assets	$602,273	$581,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$49,418	$50,625
Asset retirement obligations	9,014	9,131
Other current liabilities	811	839
Total current liabilities	59,243	60,595
Derivative contracts	511	—
Asset retirement obligations	61,644	59,449
Other long-term obligations	708	936
Total liabilities	122,106	120,980
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 36,752 issued and outstanding at June 30, 2025 and 37,203 issued and outstanding at December 31, 2024	37	37
Additional paid-in capital	987,484	1,000,455
Accumulated deficit	(507,354)	(539,961)
Total stockholders’ equity	480,167	460,531
Total liabilities and stockholders’ equity	$602,273	$581,511

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$32,607	$19,919
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	19,921	11,768
(Gain) loss on derivative contracts	(3,572)	—
Settlement gains (losses) on derivative contracts	1,319	—
Stock-based compensation	1,370	1,072
Other	262	80
Changes in operating assets and liabilities	(8,726)	(5,746)
Net cash provided by operating activities	43,181	27,093
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(22,011)	(3,575)
Acquisition of assets	(4,427)	(2,103)
Purchase of other property and equipment	(562)	(12)
Sales tax refund on completion costs	2,800	—
Proceeds from sale of assets	455	571
Net cash used in investing activities	(23,745)	(5,119)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to shareholders	(8,191)	(64,003)
Reduction of financing lease liability	(406)	(396)
Repurchases of common stock	(5,927)	—
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(224)	(227)
Net cash used in financing activities	(14,748)	(64,626)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	4,688	(42,652)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	99,511	253,944
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$104,199	$211,292
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(66)	$(64)
Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payables and accrued expenses	$6,852	$641
Right-of-use assets obtained in exchange for financing lease obligations	$229	$230
Inventory material transfers to oil and natural gas properties	$3	$71
Asset retirement obligation capitalized	$38	$—
Asset retirement obligation removed due to divestiture	$(288)	$—
Accrued excise tax on repurchases of common stock	$47	$—
Change in dividends payable	$48	$(65)

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands)
Net cash provided by operating activities	$22,850	$11,412	$43,181	$27,093
Changes in operating assets and liabilities	2,711	3,972	8,726	5,746
Adjusted operating cash flow	$25,561	$15,384	$51,907	$32,839
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands)
Net cash provided by operating activities	$22,850	$11,412	$43,181	$27,093
Net cash used in investing activities	(14,490)	(4,015)	(23,745)	(5,119)
Acquisition of assets	1,859	2,103	4,427	2,103
Proceeds from sale of assets	(406)	(533)	(455)	(571)
Free cash flow	$9,813	$8,967	$23,408	$23,506

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands)
Net Income	$19,558	$8,794	$32,607	$19,919
Adjusted for
Depreciation and depletion - oil and natural gas	8,290	4,350	16,706	8,426
Depreciation and amortization - other	1,612	1,664	3,215	3,342
Interest expense	38	31	61	64
EBITDA	29,498	14,839	52,589	31,751

Stock-based compensation	720	536	1,370	1,072
(Gain) loss on derivative contracts	(6,059)	—	(3,572)	—
Settlement gains (losses) on derivative contracts	1,478	—	1,319	—
Restructuring expenses	412	81	452	81
Interest income	(1,065)	(2,522)	(1,948)	(5,253)
Other	(2,162)	—	(1,897)	—
Adjusted EBITDA	$22,822	$12,934	$48,313	$27,651

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands)
Net cash provided by operating activities	$22,850	$11,412	$43,181	$27,093
Changes in operating assets and liabilities	2,711	3,972	8,726	5,746
Interest expense	38	31	61	64
Interest income	(1,065)	(2,522)	(1,948)	(5,253)
Other	(1,712)	41	(1,707)	1
Adjusted EBITDA	$22,822	$12,934	$48,313	$27,651

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended June 30, 2025		Three Months Ended June 30, 2024
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$19,558	$0.53	$8,794	$0.24
(Gain) loss on derivative contracts	(6,059)	(0.17)	—	—
Settlement gains (losses) on derivative contracts	1,478	0.04	—	—
Restructuring expenses	412	0.01	81	—
Interest income	(1,065)	(0.03)	(2,522)	(0.07)
Other	(2,088)	(0.05)	—	—
Adjusted net income available to common stockholders	$12,236	$0.33	$6,353	$0.17

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,661	36,677	37,083	37,158
Total adjusted net income per share	$0.33	$0.33	$0.17	$0.17

	Six Months Ended June 30, 2025		Six Months Ended June 30, 2024
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$32,607	$0.88	$19,919	$0.54
(Gain) loss on derivative contracts	(3,572)	(0.09)	—	—
Settlement gains (losses) on derivative contracts	1,319	0.04	—	—
Restructuring expenses	452	0.01	81	—
Interest income	(1,948)	(0.05)	(5,253)	(0.14)
Other	(2,088)	(0.06)	—	—
Adjusted net income available to common stockholders	$26,770	$0.73	$14,747	$0.40

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,850	36,884	37,063	37,108
Total adjusted net income per share	$0.73	$0.73	$0.40	$0.40

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended June 30, 2025		Three Months Ended June 30, 2024
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$3,028	$1.87	$3,050	$2.24
Stock-based compensation	(720)	(0.44)	(536)	(0.39)
Other	74	0.05	—	—
Adjusted G&A	$2,382	$1.48	$2,514	$1.85

	Six Months Ended June 30, 2025		Six Months Ended June 30, 2024
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$6,881	$2.13	$6,382	$2.33
Stock-based compensation	(1,370)	(0.42)	(1,072)	(0.39)
Other	(191)	(0.06)	—	—
Adjusted G&A	$5,320	$1.65	$5,310	$1.94

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, anticipated financial impacts of acquisitions, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the Company’s ability to execute, integrate and realize the benefits of acquisitions, and the performance of the acquired interests, the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, including annual guidance, except as required by law.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.